UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina	27511
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 5, 2014, the Compensation and Organization Committee (the “Committee”) of the Board of Directors approved the fiscal 2015 performance requirements under the Company’s Annual Incentive Program (the “AIP”), which is part of the Company’s 2007 Omnibus Plan (the “Omnibus Plan”).

The AIP provides for performance-based cash awards to certain of the Company’s employees, including its executive officers. For fiscal 2015 and thereafter until otherwise determined by the Committee, awards will be based on the following performance measures:

Measures	Weighting
	CEO	SVP Fuels	Other SVPs
Comparable store inside sales growth year over year	25%	15%	35%
Inside Net Profit Contribution : Store gross margin dollars minus operating, store sales and general and administrative expenses	25%	15%	40%
Fuel gross margin dollars	25%	35%	25%
Comparable store fuel sales growth year over year	25%	35%

Awards will not be made under the AIP unless a designated level of Adjusted EBITDA is achieved. We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, impairment charges and depreciation and amortization.

The target award opportunity for the Company’s Chief Executive Officer will be 100% of his or her annual base salary, and the target award opportunity for the Company’s other executive officers will be 50% or 60%, based upon position, of his or her annual base salary. Actual award payouts for the Company’s executive officers can vary from 50% of target awards for achieving or exceeding the threshold performance level to 200% of target awards for achieving the maximum performance level. The AIP is designed to be an “evergreen” annual incentive program for future years.

The description of the AIP is qualified in its entirety by reference to The Pantry, Inc. Annual Incentive Program, as amended, under the Pantry, Inc. 2007 Omnibus Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On December 5, 2014, the Committee also approved the Form of Award Agreement (Awarding of Performance-Based Cash to Employee) and the Form of Award Agreement (Awarding Performance-Based Restricted Stock to Employee), copies of which are filed herewith as Exhibits 10.2 and 10.3, respectively, relating to performance-based awards under the Omnibus Plan.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description

10.1            The Pantry, Inc. Annual Incentive Program, as amended, under the Pantry, Inc. 2007 Omnibus Plan

10.2            Form of Performance-Based Cash Award, approved December 2014

10.3            Form of Performance-Based Restricted Stock Award, approved December 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ B. Clyde Preslar
B. Clyde Preslar Senior Vice President, Chief Financial Officer

Date: December 10, 2014

EXHIBIT INDEX

Exhibit No.        Description

10.1            The Pantry, Inc. Annual Incentive Program, as amended, under the Pantry, Inc. 2007 Omnibus Plan

10.2            Form of Performance-Based Cash Award, approved December 2014

10.3            Form of Performance-Based Restricted Stock Award, approved December 2014